CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated October 29, 2012 on Dreyfus AMT-Free Municipal Bond Fund and Dreyfus High Yield Municipal Bond Fund for the fiscal year ended August 31, 2012 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 33-42162 and 811-6377) of Dreyfus Municipal Funds, Inc.

                                                                                                /s/ERNST & YOUNG LLP

New York, New York

June 24, 2013